Information Regarding Joint Filers

Designated Filer of Form 4: Thomas Donino

Date of Event Requiring Statement: October 10, 2006

Issuer Name and Ticker Symbol: Enerteck Corporation (ETCK.OB)

Names: BATL Management LP

Address: 7 Lakeside Drive
         Rye, New York  10580

Signatures:

The undersigned, BATL Management LP, is jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Thomas Donino with respect to the beneficial ownership of securities of Enerteck Corporation.

                                       BATL MANAGEMENT LP

                                       By: BATL Trading Inc., as general partner


                                       By: /s/ Thomas Donino
                                           -------------------------------------
                                       Name: Thomas Donino
                                       Title: President